Exhibit 23.1  -  Consent Letter of Moore & Associates, Chartered

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
       --------------------------------------------------------


We consent to the use, in the statement on Form 10KSB of Political Calls, Inc. (A Development Stage Company), of our report dated
February 22, 2008 on our audit of the financial statements of Political Calls, Inc. (A Development Stage Company) as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the years ending December 31, 2007 and December 31, 2006, and August 23, 2006 (Inception) to
December 31, 2007, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    March 28, 2008


             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702)253-7499 Fax (702)253-7501

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